SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                           NEVADA HOLDING GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Nevada                                                88-0440989
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


4729 Lomas Sante Fe St., Las Vegas, Nevada                        89147-6028
 (Address of Principal Executive Offices)                         (Zip Code)

                              Consulting Agreements
                            (Full Title of the Plan)

     Thomas R. Meinders, 4729 Lomas Sante Fe St., Las Vegas, NV 89147-6028
                     (Name and Address of Agent For Service)

                                 (702) 220-4770
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed      Proposed
    Title of                         Maximum       Maximum
   Securities        Amount         Offering      Aggregate       Amount  of
      to be           to be          Price        Offering       Registration
   Registered      Registered      Per Share       Price              Fee
--------------------------------------------------------------------------------
  Common Stock      400,000          $.20          $80,000            $7.36
================================================================================

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company's Form 10-KSB for the year ended December 31, 2001 and the Form 10-QSB for fiscal quarter ended March 31, 2002.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Securities are registered under Section 12(g) of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS:

     Nevada Revised Statutes 78.751 and 78.752 (the "Statutes") provide that a corporation may indemnify its present or former directors, officers, employees, agents and other persons in accordance with the procedure contained in the Statutes.

     Article VI, Section 8.01 of the Company's By-Laws provides: "Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or as its representative in partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Nevada Business Corporation Act of the State of Nevada, as amended and as the same may be amended hereafter, against all expenses, liabilities and losses (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of shareholders, provisions of law, or otherwise, as well as his rights under this paragraph. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     The following is a list of exhibits filed as part of the Registration
Statement:

      5.1 Opinion of Carmine J. Bua, III, Esq. regarding the legality of the securities registered hereunder.

     23.1  Consent of Beadle, McBride & Reeves, LLP, Certified Public
           Accountants.

     23.2  Consent of Counsel (included as part of Exhibit 5.1).

ITEM 9. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on June 26, 2002.


                                   NEVADA HOLDING GROUP, INC.


                                   BY: /s/ Melanie S. Meinders
                                       -----------------------------------------
                                       MELANIE S. MEINDERS
                                       President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                            DATE
---------                         -----                            ----

/s/ Melanie S. Meinders           President, Treasurer,            June 26, 2002
--------------------------        (Principal Financial and
MELANIE S. MEINDERS               Accounting Officer)
                                  and Director


/s/ Charles E. Jordon, Sr.        Director and Secretary           June 26, 2002
--------------------------
CHARLES E. JORDAN, SR.

                                INDEX TO EXHIBITS


SEQUENTIALLY
EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

    5.1 Opinion of Carmine J. Bua, III, Esq. regarding legality of the securities registered hereunder.

   23.1             Consent of Beadle, McBride & Reeves, LLP, Certified Public
                    Accountants.

   23.2             Consent of Counsel (included as part of Exhibit 5.1.